SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

FILED BY THE REGISTRANT ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to ss. 240.14a-12

CYBERONICS, INC.

(Name of Registrant as Specified In Its Charter)

THE COMMITTEE FOR CONCERNED CYBERONICS, INC. SHAREHOLDERS

METROPOLITAN CAPITAL ADVISORS, INC.

BEDFORD FALLS INVESTORS, L.P.

METROPOLITAN SPV, L.P.

METROPOLITAN SPV GP, L.L.C.

METROPOLITAN CAPITAL ADVISORS, L.P.

METROPOLITAN CAPITAL PARTNERS II, L.P.

KJ ADVISORS, INC.

METROPOLITAN CAPITAL ADVISORS INTERNATIONAL LIMITED

METROPOLITAN CAPITAL PARTNERS III, L.P.

METROPOLITAN CAPITAL III, INC.

METROPOLITAN CAPITAL ADVISORS SELECT FUND, L.P.

METROPOLITAN CAPITAL SELECT, L.L.C.

JEFFREY E. SCHWARZ

KAREN FINERMAN

ERIC J. NESTLER

ARTHUR L. ROSENTHAL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release

Metropolitan Capital Sets the Record Straight Regarding Misleading Statements in Cyberonic’s News Release

NEW YORK, Sept. 28 — Metropolitan Capital Advisors, Inc., on behalf of itself and the Committee For Concerned Cyberonics, Inc. Shareholders, today sent the following letter to the Board of Directors of Cyberonics (Nasdaq: CYBX):

Gentlemen:

In the interest of setting the record straight, we want to respond to a number of the misleading statements made in the press release issued by the Company last evening. We are addressing our letter to the Board as a whole because we are unable to determine from the press release the source of the quote contained in the release.

The press release said that the Company met with representatives of Metropolitan Capital on June 9, “in an effort to reach a cooperative solution.” In fact Cyberonics’ representatives, Ms. Westbrook and Ms. Frank but not Mr. Cummins, met with us and many other investors, separately, in a series of meetings organized by Piper Jaffray, in an effort to support the Company’s flagging share price. The only portion of our meeting that might be construed as “an effort to reach a cooperative solution” with us took place when the Company’s PR consultant asked us what we wanted. We responded that we wanted the Company to replace a minority of the existing Cyberonics board members with our nominees and to commit to implement long overdue corporate governance reform. It is highly misleading to imply that a special meeting took place to discuss our concerns and suggestions.

The remainder of the June 9 meeting involved the Company’s CFO, Pam Westbrook, walking us through the Company’s investor presentation (We notice that the Company’s investor presentations have been removed from the investor relations portion of the Company’s website. Does this mean that investors should no longer rely on the information in those presentations or is it simply the Company’s strategy to make it more difficult for investors to see the many examples of the Company over-promising and under-delivering?).

The Company’s press release says that shortly after the June 9 meeting “the Cyberonics Board invited Metropolitan Capital to submit the credentials for their director nominees to the Board’s outside search firm…. Rather than proceeding in a cooperative fashion to the benefit of the company and its shareholders, however, Metropolitan Capital has decided to pursue a potentially costly and disruptive proxy contest.” The depiction of the facts in this instance is also highly misleading because we had already provided all the information with respect to our nominees required by the Company’s advance notice provisions in the by-laws. After the June 9 meeting, we did not hear from the Company again until receiving a letter from the Company’s general counsel on July 25 (nearly two months after we provided notice to the Company of our nominations, along with the required information about our three nominees) that asked for further information about our director nominees. We responded with the requested additional information the very next day. In contrast, over the course of the last month our calls to Mr. Cummins and Ms. Westbrook have not been returned.

To be sure, we do not desire a “costly and disruptive proxy contest.” What we want is for the Company to replace a minority of its insular board with our nominees, who will provide shareholders with the independent voice in the boardroom that this Company so desperately needs, and for the Company to commit to implement necessary corporate governance reform.

As the Company professes a commitment to the highest standards of shareholder democracy, and as today is the one year anniversary of the last annual meeting of the Company’s shareholders, we reiterate the request we made earlier this month - inform the shareholders of the date of the 2006 annual meeting.

A true commitment to shareholder democracy must begin by providing shareholders with their most fundamental right - the right to choose directors that will represent their interests.

Respectfully yours,

/s/ KAREN L. FINERMAN	/s/ JEFFREY E. SCHWARZ
Karen L. Finerman	Jeffrey E. Schwarz
President	Chief Executive Officer

In connection with the Company’s upcoming 2006 Annual Meeting of Stockholders, The Committee has filed a proxy statement with the SEC to solicit stockholders of the Company with respect to the election of directors. THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, INVESTORS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FROM THE COMMITTEE BY CONTACTING THE COMMITTEE FOR CONCERNED CYBERONICS, INC. SHAREHOLDERS, C/O BEDFORD FALLS INVESTORS, L.P., 660 MADISON AVENUE, 20TH FLOOR, NEW YORK, NY 10021.

COMMITTEE PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following members of the Committee are anticipated to be, or may be deemed to be, participants in any such proxy solicitation by the Committee in connection with the Company’s 2006 Annual Meeting of Stockholders: Metropolitan SPV, L.P., a Delaware limited partnership (“SPV”); Metropolitan SPV GP, L.L.C., a Delaware limited liability company (“SPV GP”); Bedford Falls Investors, L.P., a Delaware limited partnership (“Bedford”); Metropolitan Capital Advisors, L.P., a Delaware limited partnership (“MetCap”); Metropolitan Capital Advisors, Inc., a New York corporation (“MetCap GP”); Metropolitan Capital Partners II, L.P., a New York limited partnership (“Partners II”); KJ Advisors, Inc., a New York corporation (“Partners II GP”); Metropolitan Capital Advisors International Limited, a British Virgin Islands international business company (“MetCap International”); Metropolitan Capital Partners III, L.P., a Delaware limited partnership (“Partners III”); Metropolitan Capital III, Inc., a Delaware corporation (“Partners III GP”); Metropolitan Capital Advisors Select Fund, L.P., a Delaware limited partnership (“Select”); Metropolitan Capital Select, L.L.C., a Delaware limited liability company (“Select GP”); Jeffrey E. Schwarz; Karen L. Finerman. In addition to Mr. Schwarz, the Chief Executive Officer of MetCap GP, Partners II GP and Partners III GP, Eric J. Nestler, the Lou and Ellen McGinley Distinguished Professor and Chairman of the Department of Psychiatry at the University of Texas Southwestern Medical Center in Dallas and Arthur L. Rosenthal, Chief Executive Officer and Chairman of Labcoat, Ltd., a pharmaceutical company, are the Committee’s nominees for election to the Board of Directors. Certain of these persons and entities hold direct or indirect interests as follows: The Committee, Jeffrey E. Schwarz and Karen L. Finerman may be deemed to have beneficial ownership over 1,844,312 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which Shares include all the Shares owned by the entities listed below. SPV and SPV GP may be deemed to have beneficial ownership over 798,512 Shares. Bedford, MetCap and MetCap GP may be deemed to have beneficial ownership over 300,000 Shares. Partners II and Partners II GP may be deemed to have beneficial ownership over 484,600 Shares. Select and Select GP may be deemed to have beneficial ownership over 15,500 Shares. MetCap International, Partners III and Partners III GP may be deemed to have beneficial ownership over 245,700 Shares. Eric J. Nestler and Arthur L. Rosenthal do not have any direct or indirect interests, by security holdings or otherwise, required to be disclosed herein, except each such person’s interest in being nominated and elected as a director of the Company.

SOURCE Metropolitan Capital Advisors, Inc.

CONTACT:

Press Inquiries - Jeffrey Lloyd or Steven Goldberg of SITRICK AND COMPANY, +1-212-573-6100; or Investor Inquiries - Edward McCarthy of D.F. King & Co., Inc., +1-212-493-6952; or The Committee for Concerned Cyberonics, Inc. Shareholders, c/o Metropolitan Capital Advisors, Inc., +1-212-486-8100/